Exhibit 99.1

Wellington Management Legacy Securities PPIF, LP

(a Delaware limited partnership)

Financial Statements for the Six Months Ended June 30, 2012

(Unaudited)

Wellington Management Legacy Securities PPIF, LP

(a Delaware limited partnership)

Wellington Management Legacy Securities PPIF, LP

(a Delaware limited partnership)

Statement of Assets, Liabilities and Partners’ Capital

June 30, 2012

(Unaudited)

(in United States Dollars)

Assets
Investment in Wellington Management Legacy Securities PPIF Master Fund, LP (the “Master Fund”), at fair value	$340,920,542
Cash	462,379

Total assets	$341,382,921

Liabilities and partners’ capital

Liabilities
Management fees payable	$119,623
Professional fees payable	97,093
Administration fees payable	19,557
Other accrued expenses	10,885

Total liabilities	247,158

Partners’ capital
General Partner	1,512,141
Limited Partners	339,623,622

Total partners’ capital	341,135,763

Total liabilities and partners’ capital	$341,382,921

Wellington Management Legacy Securities PPIF, LP

(a Delaware limited partnership)

Statement of Operations

For the Six Months Ended June 30, 2012

(Unaudited)

(in United States Dollars)

Net investment income allocated from Master Fund
Interest income	$20,413,874
Interest expense	(2,118,199)
Administration fees	(75,881)
Professional fees	(12,060)
Other expenses	(13,681)

Net investment income allocated from Master Fund	18,194,053

Onshore Feeder expenses
Management fees	230,701
Administration fees	59,706
Professional fees	44,993
Other expenses	3,729

Total Onshore Feeder expenses	339,129

Net investment income	17,854,924

Net realized gain (loss) and change in unrealized appreciation (depreciation) allocated from Master Fund
Net realized gain (loss) on:
Investments	5,021,524
Swap contracts	(1,830,643)

Net change in unrealized appreciation (depreciation) on:
Investments	45,860,456
Swap contracts	(409,698)
UST Warrant	587,279

Net realized gain (loss) and change in unrealized appreciation (depreciation) allocated from Master Fund	49,228,918

Net increase in partners’ capital resulting from operations	$67,083,842

Wellington Management Legacy Securities PPIF, LP

(a Delaware limited partnership)

Statement of Changes in Partners’ Capital

For the Six Months Ended June 30, 2012

(Unaudited)

(in United States Dollars)

	General Partner	Limited Partners	Total
Partners’ capital, at December 31, 2011	$86,709	$280,452,952	$280,539,661
Distributions
Investment proceeds	(2,000)	(6,485,740)	(6,487,740)

Net increase in partners’ capital resulting from operations	20,741	67,063,101	67,083,842
Carried interest	1,406,691	(1,406,691)	—

Partners’ capital, at June 30, 2012	$1,512,141	$339,623,622	$341,135,763

Wellington Management Legacy Securities PPIF, LP

(a Delaware limited partnership)

Statement of Cash Flows

For the Six Months Ended June 30, 2012

(Unaudited)

(in United States Dollars)

Cash flows from operating activities:
Net increase in partners’ capital resulting from operations	$67,083,842

Adjustments to reconcile net increase in partners’ capital resulting from operations to net cash provided by operating activities:
Distributions received from Master Fund	6,998,522
Net investment income allocated from Master Fund	(18,194,053)
Net realized (gain) loss and change in unrealized (appreciation) depreciation allocated from Master Fund	(49,228,918)
Increase in management fees payable	19,269
Increase in professional fees payable	6,613
Decrease in administration fees payable	(433)
Decrease in other accrued expenses	(4,616)

Net cash provided by operating activities	6,680,226

Cash flows from financing activities:
Distributions	(6,487,740)

Net cash used in financing activities	(6,487,740)

Net change in cash	192,486

Cash:
Beginning of period	269,893

End of period	$462,379

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